                                                                    Exhibit (15)

May 12, 1999

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

RE: Ecolab Inc. Registration Statements on Form S-8 (Registration Nos. 2-60010; 2-74944; 33-1664; 33-41828; 2-90702; 33-18202; 33-55986; 33-56101;
     33-26241; 33-34000; 33-56151; 333-18627; 33-39228; 33-56125; 333-70835;
     33-60266; 33-65364; 33-59431; 333-18617; 333-21167; 333-35519; 333-40239;
     333-50969; and 333-62183) and the Registration Statement on Form S-3 of Ecolab Inc. (Registration No. 333-14771).

Commissioners:

We are aware that our report dated April 22, 1999 on our review of interim financial information of Ecolab Inc. for the periods ended March 31, 1999 and 1998 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999 is incorporated by reference in Ecolab Inc.'s Registration Statements listed above.

Yours very truly,

/s/PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP